Collective Brands, Inc. Acquires Above The Rim Brand(R) From Reebok International

Urban, Basketball Brand Joins Collective Licensing's Youth Lifestyle Brand Portfolio; Company Plans to Build, Expand Brand Through U.S. and International Licensing Opportunities

TOPEKA, KS -- (Marketwire - January 15, 2010) - Collective Brands, Inc. (NYSE: PSS) announced today that it is acquiring the Above The Rim (ATR) brand from Reebok International for an undisclosed amount and that Collective Licensing International (CLI), which is focused on brand building, management and licensing worldwide, will expand the ATR brand, with its rich heritage in the urban basketball market, to seize opportunities for the brand in the U.S. and across the globe. ATR will join CLI's strong and growing youth lifestyle brand portfolio including Airwalk®, Vision Street Wear®, Sims®, Lamar®, Hind® and Spot Bilt®, among others.

"The ATR brand was born in California in the late '80s and has a rich history in basketball and 'hoopwear,' and we are thrilled to add this new brand to the Collective Licensing portfolio," said Bruce Pettet, CEO of Collective Licensing International. "Our plans include a reinvigoration effort of the ATR brand position in the marketplace by applying our unique brand building and management model. We believe ATR has tremendous potential as an authentic basketball brand in the U.S. and other geographic markets that are eager for brands that embody the aspirational basketball lifestyle that ATR represents."

ATR started in 1989 in San Diego as the first basketball-themed apparel brand not associated with a basketball shoe. ATR has evolved to a basketball and urban brand covering product categories including footwear, apparel and accessories.

"ATR fits nicely with the CLI business model and team, which is focused on youth lifestyle and athletic brands inspired by music, street fashion and West Coast lifestyle activities like board sports and others," said Matt Rubel, CEO of Collective Brands, Inc., the parent company of CLI. "Our Collective Licensing team will leverage its expert brand-building and licensing model and unique competencies in the youth and athletic arena to further build-out and amplify all the greatness of the ATR brand to seize licensing opportunities across the globe."

CLI licenses a range of brands in more than 100 countries across the globe covering categories including footwear, apparel and sporting gear and equipment such as snowboards and skateboards. The company has a strong and growing base of over 35 world-class licensing partners worldwide.

About Collective Licensing International

Collective Licensing International, a unit of Collective Brands, Inc. (NYSE: PSS), was formed in January 2004 and is the owner and/or license operator of the Airwalk®, Vision Street Wear®, Sims®, Lamar® and LTD®, World Snowboarding Championships™, Sugarboards®, Carve®, genetic®, Dukes™, Rage®, Ultra-Wheels®, Hind®, Spot Bilt® and Skate Attack® brands. Collective Licensing International is based in Englewood, Colo., a suburb of Denver.

About Collective Brands, Inc.

Collective Brands, Inc. (NYSE: PSS) is a leader in bringing compelling lifestyle, fashion and performance brands for footwear and related accessories to consumers worldwide. The company operates three strategic units covering a powerful brand portfolio, as well as multiple price points and selling channels including retail, wholesale, ecommerce and licensing. Collective Brands, Inc. includes Payless ShoeSource, focused on democratizing fashion and design in footwear and accessories through its more than 4,500-store retail chain, with its brands Airwalk®, Dexter®, Champion®, Zoe & Zac™, the first-ever affordable green footwear brand, and designer collections Lela Rose for Payless, Unforgettable Moments by Lela Rose, alice + olivia for Payless, Christian Siriano for Payless and STLP x Airwalk, among others; Collective Brands Performance + Lifestyle Group, focused on lifestyle and performance branded footwear and high-quality children's footwear sold primarily through wholesaling, with its brands including Stride Rite®, Keds®, Sperry Top-Sider®, Robeez®, and Saucony®, among others; and Collective Licensing International, the brand development, management and global licensing unit, with such youth lifestyle brands as Airwalk®, Vision Street Wear®, Sims®, Lamar® and LTD®. Information about, and links for shopping on, each of the Collective Brands units can be found at www.collectivebrands.com.

Forward-Looking Statements

This release contains forward-looking statements. The statements in this news release regarding the business outlook, expected performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The word "will," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to forward-looking statements, management has made assumptions regarding, among other things, customer spending patterns, weather, pricing, operating costs, the timing of various events and the economic and regulatory environment. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward-looking statements. These risks and uncertainties that may affect the operations, performance, and results of Collective Brands' business include, but are not limited to, outcomes of or future litigation including intellectual property and employment litigation; the inability to renew material leases, licenses, or contracts upon their expiration; the ability to identify and negotiate leases for new locations on acceptable terms or to terminate unwanted leases on acceptable terms; changes in consumer preferences, spending patterns and overall economic conditions; the impact of competition and pricing; changes in weather patterns; the financial condition of suppliers; changes in existing or potential duties, tariffs or quotas and the application thereof; changes in relationships between the U.S. and foreign countries as well as between foreign countries; changes in relationships between Canada and foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company operates stores or otherwise does business; changes in trade, intellectual property, customs and/or tax laws; fluctuations in currency exchange rates, e.g. changes in the value of the dollar relative to the Chinese yuan or Canadian dollar; the ability to hire, train and retain associates; performance of other parties in strategic alliances; general economic, business and social conditions in the countries from which Collective Brands sources products, supplies or has or intends to open stores; the ability to comply with local laws in foreign countries; threats or acts of terrorism or war; strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; changes in commodity prices such as oil; and other risks referenced from time to time in filings of ours with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended January 31, 2009 in Part I, Item 1A, "Risk Factors". Collective Brands believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Collective Brands is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

Media:
Mardi Larson
612.928.0202

Financial:
James Grant
785.559.5321